UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 3, 2006

PERVASIVE SOFTWARE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23043	74-2693793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12365 Riata Trace Parkway

Building B, Austin, Texas 78727

(Address of principal executive offices, including zip code)

(512) 231-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

Attached hereto as Exhibit 99.1 and incorporated by reference herein is the text of the press release of Pervasive Software Inc. (the “Company”), dated October 3, 2006, regarding, among other things, preliminary financial results for the Company’s first fiscal quarter ended September 30, 2006.

The information in this Item 2.02 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 8.01	Other Events

Chip G. Harmon has resigned as the General Manager, Integration Products of the Company. Mr. Harmon’s termination of employment with the Company will become effective on October 4, 2006.

Michael E. Hoskins, the Company’s Chief Technology Officer, will assume the additional role of Interim General Manager, Integration Products effective October 4, 2006. The Integration Products group was acquired by the Company through its acquisition of Data Junction Corporation in December 2003. Mr. Hoskins was the President of Data Junction Corporation prior to the acquisition, and accordingly the Company believes that he is eminently qualified for this interim role.

The Company’s search for a permanent replacement to fill the General Manager, Integration Products position has already begun.

A copy of the press release issued by the Company regarding, among other things, Mr. Harmon’s resignation is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Pervasive Software Inc. Press Release dated October 3, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERVASIVE SOFTWARE INC.

By:	/s/ John Farr
John Farr President and Chief Executive Officer

Date: October 3, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Pervasive Software Inc. Press Release dated October 3, 2006